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UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, DC 20549 FORM 8-K	OMB Number: 3235-0060 Expires: March 31, 2006 Estimated average burden hours per response. . . 28.0

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 24, 2004

Mrs. Fields Famous Brands, LLC
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-115046 (Commission File Number)	80-0096938 (IRS Employer Identification No.)
2855 East Cottonwood Parkway, Suite 400 Salt Lake City, Utah (Address of principal executive offices)		84121-7050 (Zip Code)

Registrant's telephone number, including area code (801) 736-5600

(Former name or former address, if changed since last report)

        Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[    ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[    ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[    ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[    ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Section 8—Other Events

Item 8.01 Other Events.

        Mrs. Fields Famous Brands, LLC and its subsidiary, Mrs. Fields Financing Company, Inc., issued a press release, dated August 24, 2004, announcing that they have completed an offer to exchange an aggregate principal amount of up to $115,000,000.00 of their 11 1/2% Senior Secured Notes due 2011, which have been registered under the Securities Act of 1933, as amended, for a like principal amount of their issued and outstanding 11 1/2% Senior Secured Notes due 2011 from the registered holders thereof, and an aggregate principal amount of up to $80,747,000.00 of their 9% Senior Secured Notes due 2011, which have been registered under the Securities Act of 1933, as amended, for a like principal amount of their issued and outstanding 9% Senior Secured Notes due 2011 from the registered holders thereof.

        The exchange offer expired at 5:00 p.m., New York City time, on August 23, 2004.

        The press release is attached hereto as Exhibit 99.1 and incorporated herein.

Section 9—Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits.

Exhibit 99.1	Press Release of the Registrant, dated August 24, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

MRS. FIELDS FAMOUS BRANDS, LLC
By:	/s/ MICHAEL R. WARD
Name: Michael R. Ward Title: Executive Vice President, General Counsel and Secretary

Date: August 24, 2004

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  Item 8.01 Other Events.
  Item 9.01 Financial Statements and Exhibits.
SIGNATURES